Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136081) pertaining to the Federated Investors, Inc. 1998 Stock Incentive Plan of our reports dated February 19, 2009, with respect to the consolidated financial statements of Federated Investors, Inc., and the effectiveness of internal control over financial reporting of Federated Investors, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 19, 2009